Exhibit 99.1

1155 Battery Street, San Francisco, CA 94111

LEVI STRAUSS & CO. NEWS

	Investor Contact:	Eileen VanEss Levi Strauss & Co. (415) 501-2477
For Immediate Release
	Media Contact:	Linda Butler Levi Strauss & Co. (415) 501-3317

LEVI STRAUSS & CO. EXTENDS FILING OF THIRD-QUARTER 10-Q

SAN FRANCISCO (October 9, 2003) – Levi Strauss & Co. today filed a Form 12b-25 notifying the Securities and Exchange Commission that the company is delaying the filing of its third-quarter Form 10-Q and amending financial information that was released for fiscal year 2001 and the third quarter of this year.

In today’s filing, the company outlined the impact of reporting errors it has identified in its 1998 and 1999 tax returns. In those years, the company mistakenly took the same tax deduction twice for losses related to various manufacturing plant closures. The net cash impact to the company is expected to be approximately $3 million in future taxes. The Internal Revenue Service is aware of the reporting errors made in the company’s federal tax returns for 1998 and 1999.

In addition, the company’s fiscal year 2003 third-quarter net income will be reduced by approximately $4.9 million, from $26.7 million as reported previously to $21.8 million. The impact on the third-quarter balance sheet is not expected to be material. The change in the third-quarter results does not affect the company’s compliance with the financial covenants in its credit agreements or bond indentures.

These reporting errors did not affect the company’s results for its fiscal years 1998 through 2000. However, net income for fiscal year 2001 is expected to be reduced by approximately $26 million resulting in a total net income of $125 million. Additionally, year-end 2001 tax liabilities will be increased by $26 million. The company said that its outside auditors are expected to reaudit the company’s 2001 financial statements.

In connection with these developments, the audit committee of the company’s board of directors will review the matter. Upon completion of this review, the company will file its third-quarter 2003 report on Form 10-Q.

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LS&CO. Form 12b-25/Add One

October 9, 2003

Because of the delay in filing a third-quarter Form 10-Q, the company expects to release the information typically included in that filing through a Form 8-K within the next several days.

The complete text of the relevant portion of the company’s Form 12b-25 filing follows:

Form 12b-25

On September 10, 2003, the Company announced its preliminary results for its third fiscal quarter ended August 24, 2003. On September 30, 2003, the Company issued its press release discussing its third-quarter results in more detail, which included unaudited condensed consolidated financial information. The Company’s quarterly report on Form 10-Q for the third quarter was required to be filed by Wednesday, October 8.

In the course of reviewing the Company’s third-quarter financial statements and the draft of the quarterly report on Form 10-Q, and following discussions with its independent auditors, the Company has determined that proposed changes to certain tax liabilities and related changes to its effective tax provision in the third quarter, as reflected in the data presented in its press releases dated September 10 and September 30, are not correct.

The issue involves reporting errors made in the Company’s tax returns for the years 1998 and 1999 and whether there is a related error reflected in the financial statements for fiscal year 2001. In its tax returns for 1998 and 1999, the Company reported incorrectly on the disposition of fixed assets, primarily a double deduction for losses related to various plant closures. These reporting errors on the Company’s tax returns did not affect the Company’s results of operations for the fiscal years 1998 through 2000. In 2001, adjustments made to the Company’s deferred tax accounts resulted in the reporting errors being reflected in the Company’s financial statements for 2001.

The Company did not confirm the tax return errors until it updated its review of its IRS audit positions for 1998 and 1999 earlier this year. In preparing the third-quarter financial statements, the Company reflected the item as an adjustment to the full-year effective tax rate for 2003, in effect treating this item as a change in accounting estimate that would be recorded in the third and fourth quarters of 2003. The third-quarter financial results set forth in the Company’s press releases dated September 10 and September 30 reflect this accounting approach.

Following the September 10 and September 30 press releases, in the course of reviewing the Company’s third-quarter financial statements and the draft Form 10-Q for the third quarter and following discussions with its independent auditors, the Company determined that the adjustment for this item should be treated as an accounting error in 2001 rather than as a change in accounting estimate. The Company has also concluded that a restatement of its fiscal year 2001 financial statements is required to address this item.

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LS&CO. Form 12b-25/Add Two

October 9, 2003

Treatment of this item as an accounting error in 2001 results in the Company’s net income for fiscal year 2001 being reduced by approximately $26 million to $125 million, rather than $151 million as recorded in previously published financial statements. The corresponding balance sheet impact is an approximately $26 million increase in long-term income tax liabilities at November 25, 2001. There is no impact on the income statement for fiscal year 2002 other than an immaterial accrual for related interest expense on taxes due. The higher long-term income tax liability is also required to be reflected on the year-end fiscal 2002 balance sheet.

Treatment of this item as an accounting error in 2001 results in the Company’s net income for the third quarter of 2003 being reduced by approximately $4.9 million, from $26.7 million as reported in the September 10 and September 30 press releases, to $21.8 million. Net income is reduced in the third quarter if this item is not treated as a change in accounting estimate because the Company had a pre-tax loss for the first nine months of 2003, and therefore the Company has a reduced tax benefit if the proposed adjustment for a change in accounting estimate is not made. There is no impact on the income statement for the first two quarters of fiscal 2003 other than an immaterial accrual for related interest expense on taxes due. In addition, the impact of this item on the condensed consolidated balance sheet at August 24, 2003 as set forth in the September 30 press release is not expected to be material.

Because this item will be reflected in the Company’s restated financial results for 2001, the Company will have a lower effective tax rate in 2003 than it would have had if this item were treated as a change in accounting estimate in 2003.

The Internal Revenue Service is aware of the reporting errors made in the Company’s federal tax returns for 1998 and 1999. Due to the availability of foreign tax credits, the Company currently estimates that the net cash impact of future taxes due resulting from this item is approximately $3 million.

The Company will not file its quarterly report on Form 10-Q for the third quarter 2003 until an Audit Committee review of this matter is completed. The Company is therefore not able to file its quarterly report on Form 10-Q for the quarter ended August 24, 2003 within the prescribed time period.

The Company expects that its independent auditors will commence a reaudit of its fiscal 2001 financial statements and plans to file such reaudited 2001 financial statements, together with a restated balance sheet for year-end 2002 and such other amended information as is appropriate, on amended Forms 10-K/A and10-Q/A as soon as practicable. As a result of the pending restatement and reaudit of fiscal year 2001, investors are cautioned not to rely on the financial information set forth in the financial statements previously published for fiscal year 2001. It is also possible that adjustments made in connection with the restatement of 2001 financial statements could impact the Company’s financial statements for subsequent periods.

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This news release contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use words like “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended 2002, especially in the Risk Factors and Management’s Discussion and Analysis sections; our most recent Quarterly Reports on Form 10-Q; and our Current Reports on Form 8-K. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this news release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this news release. We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this news release to reflect circumstances existing after the date of this news release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

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